United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 25, 2022

Pineapple Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

952- 996-1674

Registrant’s Telephone Number, Including Area Code

Communications Systems, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	JCS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 28, 2022, Pineapple Holdings, Inc., formerly known as Communications Systems, Inc. (the “Company”), completed its previously announced merger transaction with Pineapple Energy LLC (“Pineapple Energy”) in accordance with the terms of that certain Agreement and Plan of Merger dated March 1, 2021, as amended by an Amendment No. 1 to Merger Agreement dated December 16, 2021 (collectively the “merger agreement”), by and among the Company, Helios Merger Co., a Delaware corporation and a wholly-owned subsidiary of the Company (the “Merger Sub”), Pineapple Energy LLC, a Delaware limited liability company (“Pineapple Energy”), Lake Street Solar LLC as the Members’ Representative, and Randall D. Sampson as the Shareholders’ Representative, pursuant to which Merger Sub merged with and into Pineapple Energy, with Pineapple Energy surviving the merger as a wholly-owned subsidiary of the Company (the “merger”). The terms of the Agreement and Plan of Merger dated March 1, 2021 were previously disclosed by the Company through, and a copy of such agreement was filed as an exhibit to, a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 3, 2021. Additionally, the terms of the Amendment No. 1 to Merger Agreement dated December 16, 2021 were previously disclosed by the Company through, and a copy of such agreement was filed as an exhibit to, a Current Report on Form 8-K filed with the SEC on December 20, 2021.

Contingent Value Rights Agreement

On March 25, 2022, in contemplation of the merger, the Company, Equiniti Trust Company, as Rights Agent, and Richard A. Primuth in the capacity of CVR Holders’ Representative entered into the Contingent Value Rights Agreement (the “CVR agreement”) referred to in the merger agreement.

In accordance with the CVR agreement, holders of record of the Company’s common stock at the close of business on March 25, 2022 received one contractual non-transferable contingent value right, or CVR, per share of common stock then held by them. No ex-dividend date is applicable to the CVRs because they are not transferrable. The CVRs are issued only in book entry. No physical certificates are being issued.

For a description of the terms and conditions of the CVR agreement, please refer to “Agreements Related to the Merger—Contingent Value Rights Agreement” in the proxy statement/prospectus dated February 3, 2022 filed with the SEC on February 4, 2022.

The description of the CVR Agreement is subject to and qualified in its entirety by reference to such agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Lock-Up Agreements

On March 28, 2022, the Company and each of its directors, officers and beneficial owners of 10% or more of its common stock enter into a lock-up agreement in connection with the closing of the PIPE Offering described in Item 5.03. The terms of the lock-up agreement were previously disclosed by the Company through, and a copy of such agreement was filed as an exhibit to, a Current Report on Form 8-K filed with the SEC on September 15, 2021.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

As consideration for the merger, the Company issued an aggregate of 5,006,245 shares of its common stock to the former unit holders of Pineapple Energy and the former unit holders of Pineapple Energy became the majority owners of the Company’s outstanding common stock upon the closing of the merger. The shares of common stock issued to the former unit holders of Pineapple Energy were registered with the SEC on a Registration Statement on Form S-4 (Registration No. 333-260999), which was declared effective by the SEC on February 3, 2022.

Immediately prior to the merger, the Company had 2,429,341 shares of common stock outstanding. Immediately following the merger, the Company had 7,435,586 shares of common stock outstanding. Accordingly, the pre-merger Company shareholders own approximately 32.7% of the Company’s common stock outstanding immediately following the effective time of the merger and the pre-merger Pineapple unit holders own approximately 67.3% of the Company’s common stock outstanding immediately following the effective time of the merger.

The shares of common stock listed on the Nasdaq Global Market will trade through the close of business on Monday, March 28, 2022 under the ticker symbol “JCS,” and will commence trading on the Nasdaq Capital Market under the ticker symbol “PEGY,” on Tuesday, March 29, 2022. The common stock’s CUSIP number changed as a result of the 1-for-4 reverse stock split effected on March 18, 2022 and that CUSIP number was changed again in connection with the name change described in Item 5.03. Following March 28, 2022, the CUSIP number for the Company’s common stock will be 72303P 10 7.

Also on March 28, 2022 and immediately prior to the closing of the merger, Pineapple Energy completed its acquisition of substantially all of the assets of Hawaii Energy Connection, LLC, a Hawaii limited liability company (“HEC”) and E-Gear, LLC, a Hawaii limited liability company (“E-Gear”) and assumed certain liabilities of HEC and E-Gear pursuant to that certain Asset Purchase Agreement dated March 1, 2021, as amended by an Amendment No. 1 to Asset Purchase Agreement dated December 16, 2021, by and among Pineapple Energy as Buyer, HEC, and E-Gear as Sellers, and Steven P. Godmere, as representative for the Sellers (the “Pre-Closing Acquisition Agreement”). At the closing of the Pre-Closing Acquisition Agreement, the Sellers were paid approximately $12.3 million from the PIPE Offering proceeds. Additionally, Pineapple Energy issued an aggregate 6,250,000 Class B Units of Pineapple Energy at closing to Chris DeBone, Steven Godmere and Independent Investment Bankers Corp. and these Pineapple Energy unit holders received shares of the Company’s common stock in the merger pursuant to the terms and conditions of the merger agreement as described above.

For a description of the terms and conditions of the Pre-Closing Acquisition Agreement, please refer to “Agreements Relating to the Merger – Pre-Closing Acquisition Agreement” in the proxy statement/prospectus dated February 3, 2022 filed with the SEC on February 4, 2022. The description of the Pre-Closing Acquisition Agreement is subject to and qualified in its entirety by reference to the Asset Purchase Agreement dated March 1, 2021 and Amendment No. 1 to Asset Purchase Agreement dated December 16, 2021, copies of which are attached as Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Following the closing of the merger, Pineapple Energy remains a party to a Loan and Security Agreement with Hercules Capital, Inc. dated December 11, 2020, as amended by that certain Consent and Amendment to Loan Agreement dated December 16, 2021 (the “Hercules Loan Agreement”). After giving effect to the payments from the proceeds of the PIPE Offering as described in Item 5.03, there is approximately $3.0 million in outstanding debt under the Hercules Loan Agreement. For a description of the terms and conditions of the Hercules Loan Agreement, please refer to “Agreements Relating to the Merger – Hercules-Pineapple Sungevity Asset Purchase and Hercules Debt Financing” in the proxy statement/prospectus dated February 3, 2022 filed with the SEC on February 4, 2022. The description of the Hercules Loan Agreement is not complete and is subject to and qualified in its entirety by reference to the Loan and Security Agreement and the Consent and Amendment to Loan Agreement, copies of which are attached as Exhibit 10.4 and Exhibit 10.5, respectively, and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On March 28, 2022, following the closing of the merger, the Company completed the previously announced private placement transaction (the “PIPE Offering”) in accordance with that certain Amended and Restated Securities Purchase Agreement dated September 15, 2021 (the “securities purchase agreement”) between the Company and purchasers party thereto (the “PIPE Investors”). The terms of the securities purchase agreement were previously disclosed by the Company through, and a copy of the securities purchase agreement was furnished as an exhibit to, a Current Report on Form 8-K filed with the SEC on September 15, 2021.

At the closing, the Company issued and sold to the PIPE Investors (a) 32,000 shares of the Company’s Series A Convertible Preferred Stock (the “Series A preferred stock”), which are initially convertible into 2,352,936 shares of the Company’s common stock at an initial conversion price of $13.60 per share as provided in the Certificate of Designation (as defined in Item 3.03), and (b) five-year warrants to purchase an additional 2,352,936 shares of the Company’s common stock at an initial exercise price of $13.60 per share. For a description of the Series A preferred stock and Certificate of Designation, please refer to “Description of CSI Capital Stock – Preferred Stock” in the proxy statement/prospectus dated February 3, 2022 filed with the SEC on February 4, 2022. The description of the Certificate of Designation is not complete and is subject to and qualified in its entirety by reference to the Certificate of Designation, a copy of which is attached as Exhibit 3.2 and is incorporated herein by reference. For a description of the warrants, please refer to “Agreements Relating to the Merger – PIPE Offering Agreements” in the proxy statement/prospectus dated February 3, 2022 filed with the SEC on February 4, 2022. The description of the warrant is not complete and is subject to and qualified in its entirety by reference to the warrant to purchase common stock issued on March 28, 2022, a copy of which is attached as Exhibit 10.6 and is incorporated herein by reference.

Gross proceeds to the Company from the PIPE Offering were $32.0 million. The Company used the PIPE Offering proceeds to pay or make provision for payment of (1) the cash consideration owed in connection with the Pre-Closing Acquisition; (2) $4.5 million of principal plus all interest and expenses accrued under the Hercules Loan Agreement; (3) accrued compensation payable to Kyle Udseth as described in Item 5.02; (4) transaction fees and expenses owed to Northland Capital Markets and JMP Securities incurred by Pineapple Energy and the Company in connection with the PIPE Offering; (5) fees and expenses incurred by Pineapple Energy in connection with the merger agreement, the merger, the Pre-Closing Acquisition, the PIPE Offering and related transactions; and (6) fees and expenses incurred by the Company in connection with the merger agreement, the merger, the Pre-Closing Acquisition, the PIPE Offering and related transactions (excluding any disposition) and transaction litigation, including reimbursement of any such fees and expenses paid by the Company before closing. After these payments and provision for these payments, the balance of the net proceeds will be used by the Company and Pineapple Energy for working capital.

The Series A preferred stock and the warrants described above were not registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The Company relied on an exemption from the registration requirements of the Securities Act under Rule 506 promulgated under the Securities Act. Each PIPE Investor represented that it was an accredited investor within the meaning of Rule 501(a) of the Securities Act and was acquiring the securities as principal for its own account and not with a view to or for distributing or reselling the securities or any part thereof in violation of the Securities Act or any applicable state securities law.

Item 3.03.	Material Modification to Rights of Security Holders.

On March 25, 2022, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Minnesota Secretary of State. The Certificate of Designation established and designated 32,000 shares of the Company’s preferred stock, $1.00 par value per share, as Series A Convertible Preferred Stock, and sets the rights, preferences and privileges thereof.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 1.01 and Item 2.01 of this Current Report on Form 8-K regarding the merger and the information set forth in Item 5.02 of this Current Report on Form 8-K regarding the Company’s board of directors and executive officers following the merger are incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations

In accordance with the merger agreement, and effective upon the closing of the merger, Richard A. Primuth and Steven C. Webster resigned from the Company’s board of directors. In addition, in accordance with the merger agreement, and effective upon the closing of the merger, Roger H.D. Lacey resigned from his officer and employee positions with the Company. These resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Election of Directors

In accordance with the merger agreement, the authorized number of directors on the Company’s board of directors was fixed at seven as of the effective time of the merger. Further, in accordance with the merger agreement, Kyle Udseth, Scott Honour, Marilyn Adler and Thomas J. Holland were elected as directors to serve with continuing directors Roger H.D. Lacey, Randall D. Sampson and Michael R. Zapata. Roger H.D. Lacey also was elected as the chair of the board of directors, a non-officer position, as of the effective time.

Other than pursuant to the merger agreement, there were no arrangements or understandings between the Company’s newly elected directors and any person pursuant to which they were elected. None of the Company’s newly elected directors has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K except as described in Item 1.01 or this Item 5.02.

The Company has two standing committees of the board of directors, each of which continued following the effective time of the merger: audit & finance and compensation. As of the effective time of the merger, the members of the audit & finance committee are Randall D. Sampson (Chair), Marilyn Adler and Michael R. Zapata, each of whom is independent under applicable SEC rules and Nasdaq listing standards. As of the effective time of the merger, the members of the compensation committee are Thomas J. Holland (Chair), Marilyn Adler and Randall D. Sampson, each of whom is independent under applicable SEC rules and Nasdaq listing standards.

Below is biographical information for each of the newly elected directors:

Kyle Udseth, age 41, founded Pineapple in 2020 and has served as chief executive officer of Pineapple and has served on its board of managers since its inception. Prior to founding Pineapple, Mr. Udseth served in various executive roles at leading national residential solar companies starting in 2015, such as: vice president of sales at Sungevity from August to November of 2020, senior director of marketing and customer experience at Sunnova from October of 2018 to August of 2020, and head of customer marketing at Sunrun from August of 2015 to September of 2018. Mr. Udseth holds a bachelor’s degree in economics from Carleton College and an MBA from the Stanford Graduate School of Business.

Scott Honour, age 55, is Managing Partner of Northern Pacific Group, a Wayzata, Minnesota based private equity firm, where he has served since 2012. Mr. Honour also serves as Chairman of Perception Capital Corp. II and as Chairman of EVO Transportation & Energy Services. Previously, from 2002 to 2012, he was Senior Managing Director of The Gores Group, a Los Angeles based private equity firm. Prior to that, Mr. Honour was a Managing Director at UBS Investment Bank from 2000 to 2002 and an investment banker at DLJ from 1991 to 2000. He began his career at Trammell Crow Company in 1988. Mr. Honour also co-founded YapStone, Inc. in 1999. Mr. Honour holds a BS in business administration and a BA in economics from Pepperdine University and an MBA in finance and marketing from the Wharton School of the University of Pennsylvania.

Marilyn Adler, age 56, is a founder of Mizzen Capital, a private credit fund, and has been a Managing Partner there since March 2019. Prior to launching Mizzen Capital, Ms. Adler held senior management roles with several Small Business Investment Company (“SBIC”) funds, including Medley SBIC LP from September 2012 to March 2019, Sunrise Equity Partners LP from September 2003 to September 2012 and Hudson Venture Partners LP from 1997 to 2002. Prior to that, she worked at Teachers Insurance and Annuity Association, a Fortune 100 financial services organization, in the fixed income group from September 1991 to June 1994 and at Donaldson, Lufkin & Jenrette, an investment bank, from September 1987 to June 1989. Ms. Adler was also a Board Member of the Small Business Investor Alliance from 2014-2019. Ms. Adler earned an MBA from The Wharton School of the University of Pennsylvania in 1991 and a BS with distinction from Cornell University in 1987.

Thomas J. Holland, age 59, is currently the Chief Operating Officer of Homebound Inc., a California-based housing company, and has been in such role since November 2021. He was previously a partner at Bain & Company, Inc., a management consulting firm, (“Bain & Company”) from September 2018 to November 2021. From December 2016 to December 2017, Mr. Holland was the CEO of Century Snacks, LLC, a California-based food manufacturing company. From March 2014 to December 2015, Mr. Holland served as the President of SunRun Inc., a provider of residential solar panels and home batteries (“SunRun”), and he was the Chief Operating Officer of SunRun from August 2013 to March 2014. Prior to that, he was a partner at Bain & Company from December 1989 to July 2013. Mr. Holland holds a B.S. in Civil Engineering from the University of California, Berkeley and an M.B.A. from the Stanford Graduate School of Business.

Appointment of Chief Executive Officer

As noted above at the effective time of the merger, Roger H.D. Lacey resigned from his officer and employee positions with the Company, including as Interim Chief Executive Officer.

At the effective time of the merger, the Company’s board of directors appointed Kyle Udseth as the Chief Executive Officer of the Company. Mr. Udseth is a party to an employment agreement dated February 10, 2021 with Pineapple Energy, which is summarized “Pineapple Executive Compensation – Employment Agreement” in the proxy statement/prospectus dated February 3, 2022 filed with the SEC on February 4, 2022. The description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the employment agreement, which is attached as Exhibit 10.7 and is incorporated herein by reference.

As agreed in the merger agreement, the Company will pay Mr. Udseth $169,344 in compensation accrued prior to the time of the merger from the PIPE Offering proceeds. Additionally, the Company agreed to pay Mr. Udseth a bonus of $150,000 in respect of 2021 performance.

Mark D. Fandrich, the Company’s Chief Financial Officer since August 2016, continued to serve in that position following the effective time of the merger.

Compensation to Pre-Merger Officers and Directors

On March 25, 2022, upon recommendation of the compensation committee of the board of directors of the Company, the board of directors approved a transaction bonus in the amount of $80,000 to each of Roger H.D. Lacey and Mark D. Fandrich and approved a $20,000 one-time special service payment to each of the Company’s non-employee directors serving immediately prior to the closing of the merger, Richard A. Primuth, Randall D. Sampson, Steven C. Webster and Michael R. Zapata.

Pineapple Holdings, Inc. 2022 Equity Incentive Plan

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 16, 2022, at the special meeting of the Company’s shareholders held on March 16, 2022 (the “Special Meeting”), the Company’s shareholders approved the Pineapple Holdings, Inc. 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”), which became effective on March 28, 2022. The number of shares of common stock that may be the subject of awards issued under the 2022 Equity Incentive Plan is 750,000 after giving effect to the 1-for-4 reverse stock split on March 18, 2022. For a description of the 2022 Equity Incentive Plan, please refer to “Proposal #7: 2022 Equity Incentive Plan Proposal” in the proxy statement/prospectus dated February 3, 2022 filed with the SEC on February 4, 2022. The description of the 2022 Equity Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the 2022 Equity Incentive Plan, a copy of which is attached as Exhibit 10.8 and is incorporated herein by reference.

Concurrently with the effectiveness of the 2022 Equity Incentive Plan on March 28, 2022, the Communications Systems, Inc. 2011 Executive Incentive Compensation Plan was terminated.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

On March 25, 2022, the Company filed the Certificate of Designation with the Minnesota Secretary of State to designate 32,000 shares of the Company’s preferred stock, $1.00 par value per share, as the Series A convertible preferred stock to be sold in the PIPE Offering. The Certificate of Designation filed on March 25, 2022 is attached as Exhibit 3.2 and is incorporated herein by reference.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 16, 2022, at the Special Meeting the Company’s shareholders approved an amendment to the Company’s articles of incorporation to increase the authorized shares of common stock to 150 million, or 37.5 million after giving effect to the 1-for-4 reverse stock split on March 18, 2022.

On March 28, 2022, the Company filed amended and restated articles of incorporation with the Minnesota Secretary of State to increase the authorized shares of common stock to 37.5 million and to change the name of the Company to “Pineapple Holdings, Inc.” Attached as Exhibit 3.3 is a copy of the restated bylaws of the Company, updated to reflect the name change.

The foregoing description of the amended and restated articles of incorporation filed on March 28, 2022 does not purport to be complete and is qualified in its entirety by reference to the amended and restated articles of incorporation, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On March 28, 2022, the Company issued a press release announcing the completion of the merger, the closing of the PIPE Offering and related matters. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) The Company intends to file the financial statements of Pineapple Energy required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Pineapple Holdings, Inc. filed on March 28, 2022.

3.2	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Communications Systems, Inc. (n/k/a Pineapple Holdings, Inc.) filed on March 25, 2022.

3.3	Restated Bylaws of Pineapple Holdings, Inc. as of March 28, 2022

10.1	Contingent Value Rights Agreement dated March 25, 2022 by and among Communications Systems, Inc. (n/k/a Pineapple Holdings, Inc.), Equiniti Trust Company, as Rights Agent, and Richard A. Primuth in his capacity as the initial CVR Holders’ Representative.

10.2**	Asset Purchase Agreement dated March 1, 2021 by and among Hawaii Energy Connection, LLC and E-Gear, LLC as Seller, Steven P. Godmere as Seller Representative, Pineapple Energy LLC (incorporated by reference to Exhibit 10.13 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-260999) filed on November 12, 2021).

10.3**	Amendment No. 1 to Asset Purchase Agreement dated December 16, 2021 by and among Hawaii Energy Connection, LLC and E-Gear, LLC as Seller, Steven P. Godmere as Seller Representative, Pineapple Energy LLC as Buyer (incorporated by reference to Exhibit 10.18 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-260999) filed on January 26, 2022).

10.4	Loan and Security Agreement dated as of December 11, 2020 by and between Pineapple Energy LLC as Borrower and Hercules Capital, Inc. as Lender and Agent (incorporated by reference to Exhibit 10.14 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-260999) filed on November 12, 2021).

10.5	Consent and Amendment to Loan and Security Agreement dated as of December 16, 2021 by and between Pineapple Energy LLC as Borrower and Hercules Capital, Inc. as Lender and Agent (incorporated by reference to Exhibit 10.19 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-260999) filed on January 26, 2022).

10.6	Pineapple Holdings, Inc. Warrant to Purchase Common Stock, Date of Issuance March 28, 2022.

10.7+	Employment Agreement dated February 10, 2021 by and between Pineapple Energy LLC and Kyle Udseth (incorporated by reference to Exhibit 10.17 of the Company’s Registration Statement on Form S-4 (SEC File No. 333-260999) filed on November 12, 2021).

10.8+	Pineapple Holdings, Inc. 2022 Equity Incentive Plan.

99.1	Press Release Issued March 28, 2022 by Pineapple Holdings, Inc.

104	Cover Page Interactive Data File (formatted as inline XBRL).

**	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedules will be furnished to the SEC upon request.

+	Management contract or compensatory plans or arrangements.

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PINEAPPLE HOLDINGS, INC.

	By:	/s/ Mark D. Fandrich
Mark D. Fandrich, Chief Financial Officer

Date: March 28, 2022